UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 6, 2004


                             -----------------------
                       SOVEREIGN SPECIALTY CHEMICALS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                333-39373              36-4176637
    (State or other jurisdiction of    (Commission          (I.R.S. Employer
     incorporation or organization)    File Number)        Identification No.)

   225 W. Washington St. - Ste. 1450, Chicago, IL                60606
     (Address of principal executive offices)                  (Zip Code)


                                 (312) 419-7100
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2004 Sovereign Specialty Chemicals, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Agreement") by and among the Company, Henkel Corporation ("Parent") and Henkel Merger Corporation ("Merger Sub") pursuant to which the Company will become a wholly owned subsidiary of Parent. The transaction is valued at approximately $575 million and is expected to close this quarter, subject to regulatory approvals. A copy of the Agreement is attached hereto as Exhibit 10.24.

Item 8.01. Other Events.

On October 7, 2004 the Company issued a press release announcing the signing of a definitive agreement for the sale of the Company to Parent. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

10.24 Agreement and Plan of Merger, dated as of October 6, 2004, by and among Sovereign Specialty Chemicals, Inc., Henkel Corporation and Henkel Merger Corporation.

99.1             Press Release dated October 7, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SOVEREIGN SPECIALTY CHEMICALS, INC.
                                     (registrant)

Dated: October 8, 2004           By: /s/ Terry D. Smith
                                     -------------------------------------------
                                     Terry D. Smith
                                     Vice President and Chief Financial Officer